EXHIBIT 10.4

August 31, 2022

(“Effective Date”)

Saur Minerals, LLC

PO Box 61926

Lafayette, Louisiana 70596

Attn: Louis Bernard and Mike Schilling

Re:	Amendment to Acquisition and Development Agreement, dated March 8, 2022, by and between Saur Minerals, LLC and Lafayette Energy Corp., as amended to date (the “Acquisition Agreement”)

Dear Messrs. Bernard and Schilling:

This letter agreement, dated as of the Effective Date stated above (this “Letter Agreement”), upon execution and acceptance, as hereinafter provided, shall evidence the agreement of Saur Minerals, LLC, a Louisiana limited liability company (“Seller”) and Lafayette Energy Corp, a Delaware corporation (“Buyer”, together with Seller, the “Parties”, and each individually, a “Party”) with respect to the issuance of “Equity Consideration” to Seller under the Acquisition Agreement (as defined in the Acquisition Agreement). The Parties hereby agree and acknowledge that the Acquisition Agreement is amended, retroactively to its original Effective Date, to remove the requirement that any “Equity Consideration” be issued as part of the “Purchase Price” under the Acquisition Agreement.

The Parties further agree and acknowledge that each of Mr. Michael Schilling and Mr. Louis E. Bernard separately acquired 2,040,000 shares of common stock of the Buyer at a price of $0.0001 per share as co-founders of Buyer pursuant to separate Subscription Agreements entered into with Buyer on or about March 29, 2022.

Except as expressly set forth herein, the Acquisition Agreement shall remain in full force and effect, and the valid and binding obligation of the Parties thereto. To the extent there are any conflicts between the terms of this Letter Agreement and the Acquisition Agreement, the terms of this Letter Agreement shall govern.

If you are in agreement with the foregoing terms, please execute this Letter Agreement in the space provided below.

Very truly yours,

LAFAYETTE ENERGY CORP.

By:	/s/ Michael L. Peterson
Name:	Michael L. Peterson
Title:	Chief Executive Officer

AGREED TO AND ACCEPTED as of August 31, 2022:

SAUR MINERALS, LLC

By:	/s/ Louis E. Bernard, Jr.
Name:	Louis E. Bernard, Jr.
Title:	Managing Member